Exhibit 99.2

Award Agreement

Name of Participant: [ ] Passport Number. [ ]	Date:

Re:	Notice of Grant of Options

We are happy to inform you that the Board of Directors (the “Board”) of DLocal Limited, a Cayman Islands exempted company with limited liability incorporated under the laws of the Cayman Islands, bearing company registration number 371459 (the “Company”), resolved to grant you an option (the “Option”), to purchase up to the number of Ordinary A Shares of the Company (the “Option Shares”), at an exercise price per share, as set forth below.

The Option, the Option Shares and any additional rights including without limitation bonus shares distributed to you in connection therewith, if any (“Additional Rights”), are subject to all terms and conditions set forth in this Award Agreement (including the exhibits attached hereto), and the Company’s 2020 Global Share Incentive Plan attached hereto as Exhibit A, as may be amended from time to time (the “Plan”), all of which are incorporated herein in their entirety.

The Option, the Option Shares and Additional Rights are granted to you under the terms of the Plan and shall be taxed in accordance with applicable law. As a result, you may be required to pay taxes upon the exercise of the Option, even if the Option Shares are not sold upon such exercise.

Unless otherwise determined by the Board (as defined in the Plan), the Option shall become vested and exercisable in accordance with the vesting schedule set forth below, all subject to your continuous service to the Company, its Parents or its Subsidiaries, or its Affiliates (as defined in the Plan).

Date of Grant

Number of Options

Exercise Price

Commencement Date

Vesting Schedule

This Award Agreement is governed by, and shall be construed in accordance with, the law of the Cayman Islands. The courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Award Agreement and for such purposes the parties hereto irrevocably submit to the jurisdiction of such courts.

The Option is granted to you on the condition that you sign the Approval of the Participant attached hereto as Exhibit

B. All tax consequences under any applicable law which may arise from the grant of the Option, from the exercise thereof or from the holding or sale of the Option Shares deliverable upon exercise of the Option (or other securities issued in connection of the Option) shall be borne solely by you.

DLocal Limited	Date

Exhibit B

APPROVAL OF THE PARTICIPANT

Capitalized terms not defined herein shall have the meaning ascribed to them in the Award Agreement dated [  ]. I hereby irrevocably acknowledge and confirm as follows:

(i)     I hereby agree that the Option and the Option Shares granted to me shall be taxed in accordance with applicable law.

(ii)    I am aware that upon termination of my engagement with the Company, its Parents or its Subsidiaries, or any of its Affiliates, I shall not have a right to the Option and the Option Shares, except as specified in the Plan.

(iii)    I have received a copy of the Plan and its Exhibits. I have read them and I am familiar with their terms, and hereby accept the Option subject to the terms and provisions set forth therein.

(iv)    I had an opportunity to review with my own tax advisors the tax consequences of the grant of the Option and the exercise thereof. I hereby confirm that I do not rely on any advice, statements or representations of the Company or any of its officers, agents and advisors, written or oral.

(v)    I understand that I (and not the Company) shall be responsible for my own tax liability that may arise as a result of the grant of such Option, from the exercise thereof or from the holding or sale of the Option Shares (or other securities issued in connection therewith).

(vi)    I acknowledge that the Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation or breach of (a) any of the provisions set forth the Award Agreement and/or in the Plan; or (b) any applicable law or exchange listing requirement.

(vii)   As a condition to the exercise of the Option, the Company may require that I will make, and I hereby agree to make, any representation or warranty as may be required under the Plan and/or any applicable law or regulation.

(viii)  I hereby agree that whenever an amount with respect to withholding tax relating to the Option granted to me and/or Option Shares issued upon the exercise thereof is due from me and/or the Company, the Company shall have the right to demand from me such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Option Shares or any other non- cash assets are to be delivered pursuant to the exercise of the Option, or transferred thereafter, the Company shall have the right to require from me to remit to the Company an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto. If such amount is not timely remitted, the Company shall have the right to withhold or set-off (subject to applicable law) such Option Shares or any other non-cash assets pending payment by me of such amounts;

(ix)    Following a request by the Company, I shall deposit with the Company a guarantee or other security as required by applicable law, in order to ensure the payment of applicable taxes upon the exercise of the Option;

(x)    I acknowledge that I shall have no rights as a shareholder of the Company with respect to the Option Shares, until such time as the Option is duly exercised into the Option Shares and registered in my name in the Company’s register of members pursuant to the provisions of the Plan. After such registration, such rights shall be subject to the provisions of the Plan.

(xi)    I agree to the terms and provisions of the applicable organizational and corporate documents of the Company, including, the Shareholders Agreement (as defined under the Plan), and all other agreements which are or shall be applicable to the holders of Ordinary A Shares of the Company and I agree to be bound by their terms, including, without limitation, any restriction applicable to the Ordinary A Shares of the Company (including without limitation, any right of first refusal, co-sale and drag along provisions, as applicable). To the extent requested by the Company, I undertake to execute and deliver an additional counterpart signature page to such corporate documents and/or agreements in a form acceptable to the Company, including without limitation to execute and deliver a deed of adherence as required under the Company’s Shareholders Agreement.

(xii)   I hereby confirm that the Option is granted to me in lieu of any grant of options previously promised to me, directly or indirectly, by the Company and/or by any other agreement, document or instrument (oral or written), except as set forth in an award agreement duly issued by the Company, if any.

(xiii) Attached hereto is a duly executed copy of an Irrevocable Proxy covering the Option Shares.

I hereby confirm that I have read this approval of Participant thoroughly, received all the clarifications and explanations I requested, I understand the contents of this Approval of Participant and the obligations I undertake in signing it. I am aware of the fact that the Company agrees to grant me the Option based on my confirmation as set forth in this Approval of Participant.

Name	Signature	Date

IRREVOCABLE PROXY

The undersigned [  ] (the “Holder”), as the beneficial and registered holder of Securities (as defined below) of DLocal Limited, a Cayman Islands exempted company with limited liability incorporated under the laws of the Cayman Islands, bearing company registration number 371459 (the “Company”), does hereby irrevocably appoint any representative who shall be appointed by the Company’s Board of Directors (the “Proxyholder”), as a true and lawful attorney and proxy, in the Holder’s place and stead, to act as Holder’s proxy or agent, including, without limitation, to vote and exercise all voting power and other rights, including, without limitation, any contractual rights and rights under applicable law (to the full extent that the Holder is entitled to do so), in accordance with the provisions of this Proxy, with respect to any and all matters arising in connection with any action affecting or relating to all Securities including, without limitation, the right, on the Holder’s behalf and subject to any applicable law, to:

(i)    execute any agreement, waiver, amendment, consent or any other document, including, without limitation, any shareholders’ agreements, waivers of rights of first refusal, anti-dilution rights, rights to first offer, rights of co-sale, pre- emptive rights, drag-along rights and such other similar waivers, all in connection with the Securities;

(ii)    attend and to vote in all shareholders’ meetings of the Company and/or execute and deliver written consents, with respect to the Securities, in the same manner and with the same effect as if the Holder was personally present at any such meeting or voting such Securities or personally acting on any matters submitted to the Company’s shareholders for approval or consent; and

(iii)    receive, in the name and on behalf of the Holder, any and all materials, information, notices, invitations documents, and/or other communications delivered or provided to shareholders of the Company.

Without derogating from the generality of the foregoing, this Proxy will be construed and interpreted broadly to grant and give the Proxyholder full power and authority to do and perform each and every act and action in relation to the Securities, other than to sell or transfer the Securities without the prior written consent of the Holder, provided, however, that no such consent shall be required, and the Proxyholder shall have the right to sell and/or transfer the Securities without the prior written consent of the Holder, in the event of a sale of Securities is effectuated in the framework of a Transaction (as such term is defined in the Plan), including, without limitation, as a result of an exercise of a “drag-along” provision, if any.

For the purposes of this proxy, the term “Securities” shall mean any and all shares of the Company which the Holder currently holds and any and all shares of the Company which the Holder may hold in the future, actually or constructively, directly or indirectly.

The Securities shall be voted by the Proxyholder on any issue or resolution brought before the shareholders of the Company in the same proportion as the vote of the other outstanding shares of the Company (i.e., if 80% of the other outstanding shares of the Company will be voted in favor of certain resolution, and 20% will be voted against, the Securities subject to this Proxy will be voted in the same manner). With respect to any and all other actions to be taken by the Proxyholder pursuant to this Proxy, the Proxyholder will follow the instructions of the Board of Directors of the Company.

This power and proxy is given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee and is irrevocable and shall remain irrevocable until the completion of an initial public offering of any class of shares of the Company. The undersigned hereby ratifies and confirms all that the Proxyholder shall do or cause to be done by virtue of and in accordance with the terms and conditions of this Proxy. The Proxyholder shall not have or incur any liability whatsoever by reason of any act or omission of the Proxyholder, in accordance with this Proxy, whether based upon mistake of fact or law, error of judgment or otherwise, on condition only that the said acts or omissions are not in gross negligence and/or willful acts or omissions.

All authority herein conferred shall survive the death, dissolution or winding-up of the undersigned and any obligation of the undersigned hereunder shall be binding upon (i) the legal representatives, successors, heirs and assigns of the undersigned, or (ii) any transferees to whom the undersigned may transfer Securities in the future.

IN WITNESS WHEREOF, the undersigned has executed and delivered this instrument as a deed on date first set forth below.

Executed and delivered as a deed by:

Signature:
Name:

Date:

In the presence of:

Signature:
Name:
Date: